Exhibit 99.1

AMC Entertainment Holdings, Inc. Completes Acquisition of Nordic Cinema Group

AMC, largest theatre operator in U.S., Europe and globally, operates 1,000 theatres, 11,000 screens

LEAWOOD, Kan. & STOCKHOLM, Sweden March 28, 2017 -- AMC Entertainment Holdings, Inc. (NYSE:AMC) (“AMC”), the world’s largest movie exhibitor, announced today it has completed its acquisition of Stockholm-based Nordic Cinema Group Holding AB (“Nordic”), the largest theatre operator in the Nordic and Baltic countries. AMC completed the purchase in all-cash transaction of SEK 5,756 million (USD $651.9 million), which includes payment of interest on the equity value and repayment of shareholder loans. In addition, AMC repaid indebtedness of Nordic of approximately SEK 1,274 million (USD $144.3 million) and indebtedness of approximately EUR €156 million (USD $168.2 million) as of March 28, 2017. All amounts have been converted into US Dollar amounts assuming an SEK/USD exchange rate of .11326 and a EUR/USD exchange rate of 1.0783, which were the exchange rates on March 23, 2017.

With Nordic added to its portfolio of theatre assets in Europe and the U.S., AMC has hit the never-before-reached movie exhibitor milestones of 1,000 theatres and 11,000 screens across the globe.

AMC now operates theatres in 15 countries, is the market leader in nine of those, and is the largest operator in each of the U.S., and Europe and worldwide.

Nordic will operate as a subsidiary of London-based Odeon Cinemas Group, which AMC acquired in November of 2016. Jan Bernhardsson, formerly President and CEO of Nordic Cinema Group, has been promoted to become Chief Operating Officer of Odeon Cinemas Group and Executive Vice President, AMC Europe. Jan will be in charge of all the AMC controlled theatres across 14 countries in Europe, and will report to Mark Way, Managing Director of Odeon Cinemas and President, AMC Europe.

Nordic collectively has 68 theatres with 463 screens and approximately 68,000 seats in nearly 50 large and medium-sized cities in the Nordic and Baltic nations, and a substantial minority investment (approximately 50%) in another 50 associated theatres with 201 screens, to which it provides a variety of shared services. Nordic theatres are number one in market share in Sweden, Finland, Estonia, Latvia and Lithuania, and currently number two in market share in Norway. With a new theatre scheduled to open next year in Norway, Nordic is expected to increase market share to number one here as well. Additional associated theatres also operate in Denmark.

All Nordic activities are conducted locally in seven markets under several brands, including SF Bio in Sweden, SF Kino in Norway, Finnkino in Finland, and Forum Cinemas in Estonia, Latvia, and Lithuania. Nordic had approximately SEK 2,938 million ($349 million USD)1 of revenue in 2015, including box office revenues of SEK 1,928 million ($229 million USD)1. Total revenues for the 12-month period ended September 30, 2016, were SEK 3,159 million ($375 million USD)2 and operating margins for that 12-month period exceeded those of AMC.

AMC purchased Nordic from European private equity firm Bridgepoint and Swedish media group Bonnier Holding. The transaction received antitrust clearance by the European Commission on March 21, 2017.

The Combined Companies After Transaction Close
With the transaction now complete, Odeon Cinemas Group has 361 theatres and 2,926 screens in its European portfolio, including theatres it directly operates and associate theatres. In addition to its Nordic subsidiaries, Odeon also operates 243 theatres with 2,262 screens in its four primary markets: Odeon theatres in the U.K./Ireland, UCI theatres in Italy and Portugal, UCI Kinowelt in Germany/Austria, and Cinesa in Spain. Odeon Cinemas Group is the largest operator in the U.K./Ireland, Italy and Spain, the number two market share in Austria and Portugal and the number four market share in Germany.

Transaction Rationale

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Highly profitable circuit with minimal deferred capital expenditures: Nordic theatres are highly profitable, with attractive operating margins and free cash flow generation. Nordic has a track record of multiple years of growth. Nordic’s theatres generally are in excellent condition and the circuit has been updated to like-new condition over the last few years. Accordingly, capital expenditure needs going forward for the existing theatres are expected to be modest.

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#1 Market share leadership position: Nordic is the current market share leader in five of the seven countries in which it operates, including Sweden and Finland, and is the #2 exhibitor in Norway, which are among the wealthiest countries in the world. The market share position in Norway is expected to increase to #1 when a new theatre opens in Oslo in 2018. Average market share across the circuit now exceeds 50%.

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Strong value proposition from a pipeline of development theatres: Nordic currently has 10 theatres in active development or re-development, across six countries, with most of these expected to open in 2017 and 2018. These new theatres represent a key valuation component underlying AMC’s acquisition decision, as AMC believes these theatres will deliver significant revenue and earnings growth.

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Extremely well run company and able management team: Senior executives in Nordic's highly capable and proven management team have two decades of theatre experience and will join the well-regarded team at Odeon Cinemas Group.

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Solidifies AMC’s #1 position and expands global platform: The Nordic acquisition enhances AMC’s position as the #1 movie exhibition company in Europe going forward, and broadens and diversifies AMC’s European platform. Adding Nordic to AMC creates an established presence for AMC across 15 countries with approximately 1,000 theatres and 11,000 screens and positions AMC with substantial scale, diversification and growth opportunities.

Comments

“This acquisition contributes immediately to AMC’s continuing growth, furthers our geographic diversification and provides the potential for significant future growth opportunities in key European markets,” said AMC CEO and President Adam Aron. “A primary motivation for this acquisition was the fact that Nordic is an extremely well-run, modern and fast growing circuit. It is also an important consideration that the leadership of Odeon will be strengthened as talented leaders from the Nordic team, especially including President and CEO Jan Bernhardsson, will assume additional duties for AMC as we continue to build our industry-leading European movie exhibition business. Clearly, Europe will be a significant part of the AMC growth story, and AMC looks forward to bringing to Europe the innovative theatre experiences for which we are known in the U.S. to delight movie fans across Europe."

Mark Way, Managing Director Odeon Cinemas Group and President, AMC Europe, remarked “Uniting the Odeon and Nordic teams brings together some of the most experienced and respected cinema operators in Europe. Our businesses are built on very similar values of developing excellent cinemas, creating amazing experiences for our guests, and offering fantastic careers for our people. We’ll create a successful integrated business that delivers further growth through market leading experiences for our guests”.

Jan Bernhardsson, Chief Operating Officer of Odeon Cinemas and Executive Vice President, AMC Europe added, "I am excited to be joining Odeon and AMC. The market leading positions of Odeon and Nordic are already impressive, and together we will be even stronger. The prospects ahead for AMC in Europe are ever so bright."

Additional Details

•	AMC expects to realize approximately $5 million of annual cost synergies.

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AMC will continue to be headquartered in Leawood, Kansas. Adam Aron will continue to serve as Chief Executive Officer and President, and Craig Ramsey will continue to serve as Executive Vice President and Chief Financial Officer.

•	AMC expects to maintain its current quarterly dividend.
•	Citi served as exclusive financial advisor to AMC in the transaction. Pinsent Masons LLP; Husch Blackwell LLP; Weil, Gotshal & Manges LLP and Lindahl served as AMC’s lead legal advisors.

About AMC

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with approximately 1,000 theatres and 11,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying more plush power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty program, web site and smart phone apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary AMC operates in 14 European countries and is the # 1 theatre chain in Estonia, Finland, Italy, Latvia, Lithuania, Spain, Sweden and UK & Ireland.

Footnotes

1 SEK amounts have been converted to U.S. dollars at a rate of SEK 8.430 = U.S. $1.00, which was the average exchange rate for 2015
2 SEK amounts have been converted to U.S. dollars at a rate of SEK 8.420 = U.S. $1.00, which was the average exchange rate for the twelve month period ended 9/30/16

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the completed acquisitions of Odeon & UCI Cinemas Holdings, Ltd. (“Odeon”) and Nordic Cinema Group Holding AB (“Nordic”) (collectively, the “acquisitions”) are also forward-looking statements, including management’s statements about effect of the acquisitions on AMC’s future business, operations and financial performance, AMC’s ability to successfully integrate the acquisitions into its operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to:; financing the acquisitions, AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its marketing strategies; disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the acquisitions on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisitions; AMC’s significant indebtedness, including the indebtedness incurred to acquire Odeon and Nordic and other acquisitions; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 10, 2017, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law, except as required by applicable law.

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